    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2005
                                                    REGISTRATION NO. 333- 109360
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          MINNESOTA                                           41-1526554
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                              ---------------------

                             2575 UNIVERSITY AVENUE
                            ST. PAUL, MINNESOTA 55114
                          TELEPHONE NO.: (651) 603-3700
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                             -----------------------

                                BRETT A. REYNOLDS
              VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER
                         SYNOVIS LIFE TECHNOLOGIES, INC.
                             2575 UNIVERSITY AVENUE
                            ST. PAUL, MINNESOTA 55114
                          TELEPHONE NO.: (651) 603-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------
                                   COPIES TO:
                             MICHAEL J. KOLAR, ESQ.
                        OPPENHEIMER WOLFF & DONNELLY LLP
                       45 SOUTH SEVENTH STREET, SUITE 3300
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 607-7200

                     ---------------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(c), MAY DETERMINE.

================================================================================

                          DEREGISTRATION OF SECURITIES

         Synovis Life Technologies, Inc. registered the resale of up to 1,500,000 shares of its common stock, par value $0.01 per share (including attached common stock purchase rights), by certain selling shareholders pursuant to a Registration Statement on Form S-3 (File No. 333-109360), originally filed with the Securities and Exchange Commission on October 1, 2003. Synovis' contractual obligation to maintain the effectiveness of this Registration Statement expired on September 22, 2005. Pursuant to the undertaking contained in the Registration Statement, Synovis is filing this Post-Effective Amendment No. 1 to remove from registration all registered but unsold shares covered by the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Paul, State of Minnesota.

Dated:  October 26, 2005                      SYNOVIS LIFE TECHNOLOGIES, INC.

                                              By  /s/ Brett Reynolds
                                                  ------------------------------
                                                  Brett Reynolds
                                                  Vice President - Finance and
                                                  Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated, on October 26, 2005.

           Name and Signature                                                Title
           ------------------                                                -----

/s/ Karen Gilles Larson                               President, Chief Executive Officer and Director
-------------------------------------------------     (Principal Executive Officer)
Karen Gilles Larson

/s/ Brett A. Reynolds                                 Vice President - Finance and Chief Financial Officer
-------------------------------------------------     (Principal Financial and Accounting Officer)
Brett A. Reynolds

                      *                               Chairman of the Board
-------------------------------------------------
Timothy M. Scanlan

                      *                               Director
-------------------------------------------------
William G. Kobi

/s/ Mark F. Palma                                     Director
-------------------------------------------------
Mark F. Palma

                      *                               Director
-------------------------------------------------
Richard W. Perkins

                      *                               Director
-------------------------------------------------
Edward E. Strickland


/s/ Sven A. Wehrwein                                  Director
-------------------------------------------------
Sven A. Wehrwein

                                                      *By  /s/ Karen Gilles Larson
                                                           ---------------------------------------------
                                                           Karen Gilles Larson
                                                           Attorney-in-Fact